UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 28, 2005

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of in Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On November 28, 2005, the Compensation Committee of Acuity Brands, Inc. (the “Company”) approved certain changes to the Form of Nonqualified Stock Option Agreement for Executive Officers and the Form of Acuity Brands, Inc. Long-Term Incentive Plan Restricted Stock Award Agreement under the Company’s Long Term Incentive Plan. The revised forms are attached hereto as Exhibits 99.1 and 99.2, respectively.

In accordance with the terms of the Company’s Management Compensation and Incentive Plan, the Company’s executive officers may receive cash bonuses upon achievement of certain performance measures set forth in Plan Rules adopted each year by the Company’s Board of Directors. The bonuses paid are calculated as a specified percentage of the officer’s salary. This percentage is determined based on actual performance measured against the target performance measures. On November 28, 2005, the Compensation Committee increased the bonus payable at target performance level for Vernon J. Nagel, the Company’s Chairman and Chief Executive Officer, from 75% to 100% of Mr. Nagel’s annual salary.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

99.1	Form of Nonqualified Stock Option Agreement for Executive Officers

99.2	Form of Acuity Brands, Inc. Long-Term Incentive Plan Restricted Stock Award Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 2, 2005

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Senior Vice President and General Counsel

Exhibit Index

99.1	Form of Nonqualified Stock Option Agreement for Executive Officers

99.2	Form of Acuity Brands, Inc. Long-Term Incentive Plan Restricted Stock Award Agreement